Exhibit 5.1

Cira Centre, Suite 800 | 2929 Arch Street | Philadelphia, PA 19104 | T 215.252.9600 | F 215.867.6070

Holland & Knight LLP | www.hklaw.com

March 30, 2022

Savara Inc.

6836 Bee Cave Road

Building III, Suite 201

Austin, Texas 78746

Re:	Savara Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Savara Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Act”), relating to the registration under the Act by the Company of 8,200,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), issuable under the Company’s 2015 Omnibus Incentive Plan (as amended by the Board of Directors on March 15, 2022, subject to the approval of the Company’s stockholders at the 2022 annual meeting of stockholders, the “Incentive Plan”) and the Company’s 2021 Inducement Equity Incentive Plan (the “Inducement Plan”, and together with the Incentive Plan, the “Plans”). This opinion is being issued pursuant to the requirements of the Act.

In so acting, we have examined and relied upon the original or a copy, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement and all exhibits thereto; (ii) the Company’s Certificate of Incorporation, as amended to date; (iii) the Company’s Bylaws, as amended and restated to date; and (iv) such other documents, certificates and records as we have deemed necessary or appropriate to form the basis for the opinions set forth herein.

In rendering the opinions set forth herein, we have relied, without investigation, on each of the following assumptions: (i) the legal capacity of each natural person to take all actions required of each such person in connection with the Registration Statement and the registration, issuance and sale of the Shares; (ii) the genuineness of each signature, the completeness of each document submitted to us, the authenticity of each document reviewed by us as an original, the conformity to the original of each document reviewed by us as a duplicate or a certified or conformed copy and the authenticity of the original of each document received by us as a duplicate or a certified or conformed copy; (iii) as to matters of fact, the truthfulness, accuracy and completeness of the information, representations and warranties of the Company made in the Registration Statement and in the records, documents, instruments, certificates and statements we have reviewed; (iv) the due execution and delivery of all documents (except that no such assumption is made as to the Company) where due execution and delivery are a prerequisite to the effectiveness thereof; and (v) that there has been no undisclosed waiver of any right, remedy or provision contained in such documents. As to any facts material to the opinion expressed herein, which were not independently established or verified, we have relied, to the extent we have deemed reasonably appropriate, upon statements and representations of officers or directors of the Company.

Atlanta | Austin | Boston | Charlotte | Chicago | Dallas | Denver | Fort Lauderdale | Fort Worth | Houston

Jacksonville | Los Angeles | Miami | New York | Orange County | Orlando | Philadelphia | Portland

San Francisco | Stamford | Tallahassee | Tampa | Tysons | Washington, D.C. | West Palm Beach

March 30, 2022

Based on the foregoing, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that the Shares have been duly authorized and, when issued and paid for in the manner described in the Plans, the Shares will be validly issued, fully paid and non-assessable.

This opinion is rendered solely in connection with the filing of the Registration Statement, is limited to the matters stated herein, and no opinions may be implied or inferred beyond the matters expressly stated herein. This opinion may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

The opinion expressed herein is limited to the federal securities laws of the United States of America and the corporate laws of the State of Delaware and we express no opinion as to matters governed by laws of any jurisdiction other than the federal securities laws of the United States of America and the corporate laws of the State of Delaware, as in effect on the date hereof. This opinion speaks only as of the date hereof and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention, whether existing before or arising after the date hereof, or any changes in law that may hereafter occur.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely yours,

/s/ Holland & Knight LLP

HOLLAND & KNIGHT LLP